                                                                    EXHIBIT 99.4


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   In this section, we have provided you with our unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998. This financial information gives effect to the following events as if they occurred (a) on June 30, 1999 for the balance sheet and (b) at the beginning of the period presented for each of the statements of operations:

   . Our acquisitions of Item Processing of America, the operations of Advance Data, and the data processing business of Nova Financial Corporation in 1998;

   .  Our acquisition of Direct Access in March 1999;

   . Our acquisition of L.E. Vickers & Associates and Data Equipment Services in May 1999;

   . Our acquisition of SBS Data and, through Direct Access, SBS Corp. in August 1999;

   . Our transfer of 450,000 shares of Direct Access common stock in exchange for the non-remote banking operations of SBS Corp. in August 1999;

   .  Our creation of Netzee in August 1999;

   . Our recording of compensation expense related to equity securities issued by Direct Access below fair market value in August 1999;

   .  Netzee's merger with Direct Access in September 1999;

   . Netzee's acquisition of the Internet banking operations of TIB The Independent BankersBank and The Bankers Bank in September 1999;

   .  Netzee's acquisition of Call Me Bill in September 1999;

   .  Netzee's acquisition of Dyad in September 1999; and

   . The deconsolidation of the operations of Netzee from our operations effective September 3, 1999.

   We acquired Direct Access in a transaction that was initially accounted for as a pooling of interest. Due to the subsequent transactions involving Netzee listed above, we restated our financial statements to account for this transaction as a purchase. Our historical financial statements therefore include the operations of Direct Access only from the date of purchase.

   Because Direct Access merged with Netzee, all references to Netzee in the accompanying notes include actions taken by Direct Access prior to the merger.

   Due to Netzee's issuance of common stock in connection with several of the above transactions, our ownership percentage in Netzee decreased to approximately 49% as of September 3, 1999. As a result, we no longer include the results of operations of Netzee in our consolidated financial statements. After September 3, 1999, we account for our investment in Netzee under the equity method, which requires us to record the operations of Netzee in a single line item in our statement of operations titled "net loss in unconsolidated subsidiary." Because we are currently funding the operations of Netzee, all of the losses of Netzee will be included in our statement of operations, rather than our relative percentage of those losses. When our funding of the operations of Netzee is complete, we will record only our relative percentage of the net losses of Netzee.

   In August 1999, Netzee issued stock options to management at exercise prices below the fair market value of its common stock on the date of grant. Total deferred compensation recorded for the issuance of these options was approximately $1.5 million. Because we owned the majority of the common stock of Netzee at the time these options were granted, we have recognized compensation expense of approximately $608,000. Netzee will recognize as compensation expense the remaining $892,000 in deferred compensation over the remaining vesting period of the options.

   We based our unaudited pro forma condensed consolidated financial statements on our audited consolidated financial statements and the audited financial statements of the acquired entities for the year ended December 31, 1998 and on our unaudited financial statements and those of the acquired entities as of and for the six months ended June 30, 1999. The pro forma adjustments for the events described above are described in the accompanying notes.

   Our unaudited pro forma condensed consolidated statements of operations do not include any adjustments for potential savings or other improvements and do not purport to represent what our combined results of operations or financial position would actually have been if any of the above events had occurred as described above. You should not rely on the pro forma statements of operations as being representative of our future results of operations.

                           The InterCept Group, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                              As of June 30, 1999
                                 (In thousands)

                                               TIB
                                               The       The
                              SBS    SBS   Independent Bankers Call Me         Acquisition             Deconsolidation
                   InterCept Corp.   Data  BankersBank  Bank    Bill    Dyad   Adjustments    Total      Adjustments    Pro Forma
Assets             --------- ------ ------ ----------- ------- ------- ------  -----------   --------  ---------------  ---------
 Cash and cash
  equivalents.....  $ 2,443  $  312 $  691    $  --    $   --   $  23  $   19    $   100 (a) $  3,588     $   (454)(f)  $  3,134
 Accounts
  receivable,
  net.............    4,214   2,404  1,759      116       156     114      22     (1,134)(b)    7,651         (607)(f)     7,044
 Investment in
  unconsolidated
  subsidiary......      --      --     --       --        --      --      --         --           --        35,364 (f)    35,364
 Inventories,
  prepaid
  expenses and
  other...........    2,595     883     17       32       705       5     --         --         4,237       (1,090)(f)     3,147
 Deferred income
  tax asset.......      103     --     --       --        --      --      --         --           103          --            103
 Property and
  equipment,
  net.............    9,257     883    447       30       284     148      19        --        11,068       (1,394)(f)     9,674
 Deferred
  expenses........      --      --     172      --        182     --      --         --           354         (182)(f)       172
 Deferred
  financing
  costs...........      --      --     --       --        --      --    6,076     (6,076)(c)      --                         --
 Intangible
  assets, net.....   12,731     --     --       --        --      --       90     30,953 (a)   91,534      (71,219)(f)    20,315
                                                                                  13,613 (c)
                                                                                   3,325 (d)
                                                                                     (90)(c)
                                                                                   9,378 (b)
 Note receivable
  from
  unconsolidated
  subsidiary......      --      --     --       --        --      --      --      21,534          --        29,566 (h)    29,566
 Other noncurrent
  assets..........      612   2,218  1,361      645       645     --        8     (2,228)(b)    3,261       (2,042)(f)     1,219
                    -------  ------ ------    -----    ------   -----  ------    -------     --------     --------      --------
  Total assets....  $31,955  $6,700 $4,447    $ 823    $1,972   $ 290  $6,234    $69,375     $121,796     $(12,058)     $109,738
                    =======  ====== ======    =====    ======   =====  ======    =======     ========     ========      ========
Liabilities and
 shareholders'
 equity
 Notes payable,
  current.........  $   860  $  491 $   66    $ --     $  --    $ --   $  424    $  (424)(c) $    860     $    --       $    860
                                                                                    (491)(b)
                                                                                     (66)(b)
 Accounts payable
  and accrued
  liabilities.....    3,223   2,138    229      713        76      49     116        --         6,544       (1,114)(f)     5,430
 Deferred
  revenue.........    1,151   1,896  2,372       57       251     278     --         --         6,005       (2,076)(f)     3,929
 Due to parent....      --      --     --       816     2,494     --      --        (816)(a)      --           --            --
                                                                                  (2,494)(a)
 Notes payable,
  long-term.......      157     222     93      --        --      --    1,632     (1,632)(c)   28,973          --         28,973
                                                                                  21,534 (b)
                                                                                   2,882 (d)
                                                                                   4,400 (c)
                                                                                    (222)(b)
                                                                                     (93)(b)
 Other long-term
  liabilities.....      --    1,657    505      --        --      --      --        (921)(b)    1,241          --          1,241
 Deferred tax
  liability.......      259     --     --       --        --      --      --                      259       12,712 (f)    12,971
 Minority
  interest........      115     --     --       --        --      --      --                      115          --            115
 Warrants with
  redemption
  feature.........      --      --     --       --        --      --   10,731    (10,731)(c)      --           --            --
 Redeemable
  common stock....      --      --     --       --        --      --      --      29,900 (b)      --           --            --
                                                                                 (29,900)
 Deferred
  compensation....      --      --     --       --        --      --      --     (11,398)(e)  (11,398)      11,398 (g)       --
 Subscription
  receivable......      --      --     --       --        --      --       (5)         5 (c)      --           --            --
 Common stock.....   25,071     176    201      --        --      650   1,937     (1,937)(c)   88,078      (53,720)(f)    55,708
                                                                                    (650)(d)                18,997 (f)
                                                                                    (176)(b)                (7,219)(f)
                                                                                  32,752 (a)                   608 (g)
                                                                                   9,165 (c)
                                                                                  11,398 (e)
                                                                                     406 (d)
                                                                                   9,286 (b)
                                                                                    (201)(b)
 Preferred
  stock...........      --      --     --       --        --      --      --         --           --           --            --
 Accumulated
  other
  comprehensive
  income..........      212     --     --       --        --      --      --         --           212          --            212
 Accumulated
  deficit.........      907     120    981    (763)     (849)   (687)  (8,601)      (120)(b)      907         (608)(g)       299
                                                                                     849 (a)                14,457 (f)
                                                                                     763 (a)                (5,493)(f)
                                                                                   8,601 (c)
                                                                                     687 (d)
                                                                                    (981)(b)
                    -------  ------ ------    -----    ------   -----  ------    -------     --------     --------      --------
  Total
   liabilities and
   shareholder's
   equity.........  $31,955  $6,700 $4,447    $ 823    $1,972   $ 290  $6,234    $69,375     $121,796     $(12,058)     $109,738
                    =======  ====== ======    =====    ======   =====  ======    =======     ========     ========      ========

                           The InterCept Group, Inc.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                     For the six months ended June 30, 1999
                     (In thousands, except per share data)

                              L.E. Vickers
                             & Associates,
                                  Inc.                                  TIB
                                and Data                                The       The
                               Equipment    Direct  SBS             Independent Bankers Call Me          Acquisition
                   InterCept Services, Inc. Access Corp.   SBS Data BankersBank  Bank    Bill    Dyad    Adjustments     Total
                   --------- -------------- ------ ------  -------- ----------- ------- ------- -------  -----------    --------
Revenues.........   $18,664      $1,599      $114  $7,149   $2,591     $ 336     $ 236   $ 165  $   103   $    --       $ 30,957
                    -------      ------      ----  ------   ------     -----     -----   -----  -------                 --------
Costs of
 services........     7,202         571        44   3,242      636       250       232      24       55        --         12,256
Selling, general
 and
 administrative
 expenses........     7,083         665        62   3,453    1,333       310       382     335      423        608 (t)    14,654
Depreciation and
 amortization....     1,109         123         2     120       52         7        14      13       49        113 (i)    17,962
                                                                                                                57 (j)
                                                                                                             7,600 (k)
                                                                                                               302 (l)
                                                                                                               147 (m)
                                                                                                             5,400 (n)
                                                                                                             2,300 (o)
                                                                                                               554 (p)
                    -------      ------      ----  ------   ------     -----     -----   -----  -------   --------      --------
 Total operating
  expenses.......    15,394       1,359       108   6,815    2,021       567       628     372      527     17,081        44,872
                    -------      ------      ----  ------   ------     -----     -----   -----  -------   --------      --------
Operating income
 (loss)..........     3,270         240         6     334      570      (231)     (392)   (207)    (424)   (17,081)      (13,915)
Interest
 expense.........       (14)        --         (3)    --       (10)      --        --      --      (906)     1,100 (q)       661
                                                                                                             1,400 (r)
                                                                                                              (906)(s)
Other income,
 net.............        77         --        --      (14)      28       109       --      --         4        --            204
                    -------      ------      ----  ------   ------     -----     -----   -----  -------   --------      --------
Income (loss)
 before net loss
 in
 unconsolidated
 subsidiary,
 provision
 (benefit) for
 income taxes and
 minority
 interest........     3,333         240         3     320      588      (122)     (392)   (207)  (1,326)   (15,487)      (13,050)
Net loss in
 unconsolidated
 subsidiary......       --          --        --      --       --        --        --      --       --         --            --
Provision
 (benefit) for
 income taxes....     1,272          91       --      121      221       --        --      --       --      (2,731)(v)    (1,026)
Minority interest
 in (income) loss
 of consolidated
 subsidiary......       (58)        --        --      --       --        --        --      --       --         --            (58)
                    -------      ------      ----  ------   ------     -----     -----   -----  -------   --------      --------
Net income (loss)
 ................   $ 2,003      $  149      $  3  $  199   $  367     $(122)    $(392)  $(207) $(1,326)  $(12,756)     $(12,082)
                    =======      ======      ====  ======   ======     =====     =====   =====  =======   ========      ========
Pro forma basic
 and diluted loss
 per common
 share...........
Pro forma basic
 and diluted
 weighted average
 common shares
 outstanding.....

                   Deconsolidation    Pro
                     Adjustments     Forma
                   ---------------- ---------
Revenues.........     $ (2,202)(w)  $ 28,755
                   ---------------- ---------
Costs of
 services........         (866)(w)    11,390
Selling, general
 and
 administrative
 expenses........       (2,847)(w)    11,807
Depreciation and
 amortization....      (16,119)(w)     1,688
                          (155)(w)
                   ---------------- ---------
 Total operating
  expenses.......      (19,987)       24,885
                   ---------------- ---------
Operating income
 (loss)..........       17,785 (w)     3,870
Interest
 expense.........          --            661
Other income,
 net.............         (165)(w)        39
                   ---------------- ---------
Income (loss)
 before net loss
 in
 unconsolidated
 subsidiary,
 provision
 (benefit) for
 income taxes and
 minority
 interest........       17,620         4,570
Net loss in
 unconsolidated
 subsidiary......      (17,620)(w)   (17,620)
Provision
 (benefit) for
 income taxes....          --         (1,026)
Minority interest
 in (income) loss
 of consolidated
 subsidiary......          --            (58)
                   ---------------- ---------
Net income (loss)
 ................     $    --       $(12,082)
                   ================ =========
Pro forma basic
 and diluted loss
 per common
 share...........                   $  (1.20)
                                    =========
Pro forma basic
 and diluted
 weighted average
 common shares
 outstanding.....                     10,104
                                    =========

                           The InterCept Group, Inc.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                      For the year ended December 31, 1998
                     (in thousands, except per share data)

                                                            L.E. Vickers
                                                                 &
                                                             Associates,
                                                                Inc.                             TIB The
                              Item                            and Data                           Indepen-
                             Process-  Advance      Nova      Equipment                            dent     The
                              ing of    Data      Financial   Services,  Direct    SBS     SBS    Bankers  Bankers Call Me
                   InterCept America Partnership Corporation     Inc.    Access   Corp.    Data     Bank    Bank    Bill     Dyad
                   --------- ------- ----------- ----------- ----------- ------  -------  ------  -------- ------- -------  --------
Revenues.........   $28,902   $865      $893        $ 661       $3,853   $ 591   $12,553  $4,229   $ 432    $  77   $  62   $   505
                    -------   ----      ----        -----       ------   -----   -------  ------   -----    -----   -----   --------
Costs of
 services........    12,031    470       190          567        1,516     466     6,377     960     434      113      28       409
Selling, general
 and
 administrative
 expenses........    11,222    236       475          176        2,087     442     5,539   2,248     508      416     378     1,688
Depreciation and
 amortization....     1,337     12        75           98          278      15       166     152       7        5      23       137
Asset
 impairment......       --     --        --           --           --      --        --      --      --       --      --        143
                    -------   ----      ----        -----       ------   -----   -------  ------   -----    -----   -----   --------
 Total operating
  expenses.......    24,590    718       740          841        3,881     923    12,082   3,360     949      534     429     2,377
                    -------   ----      ----        -----       ------   -----   -------  ------   -----    -----   -----   --------
Operating
 income..........     4,312    147       153         (180)         (28)   (332)      471     869    (517)    (457)   (367)   (1,872)
Interest
 expense.........      (345)   (1)       (2)          (78)         --      (20)      (14)    (12)    --       --        1    (1,679)
Other income,
 net.............       161    --        --           --           --      --        166      31      54      --      --        --
                    -------   ----      ----        -----       ------   -----   -------  ------   -----    -----   -----   --------
Income (loss)
 before net loss
 in
 unconsolidated
 subsidiary,
 provision
 (benefit) for
 income taxes and
 minority
 interest........     4,128    146       151         (258)         (28)   (352)      623     888    (463)    (457)   (366)   (3,551)
Net loss in
 unconsolidated
 subsidiary......       --     --        --           --           --      --        --      --      --       --      --        --
Provision
 (benefit) for
 income taxes....     1,564    --         58          --            (9)    --        237     329     --       --      --        --
Minority interest
 in income (loss)
 of consolidated
 subsidiary......       (89)   --        --           --           --      --        --      --      --       --      --        --
                    -------   ----      ----        -----       ------   -----   -------  ------   -----    -----   -----   --------
Net income (loss)
 before preferred
 dividends.......     2,475    146        93         (258)         (19)   (352)      386     559    (463)    (457)   (366)   (3,551)
Preferred
 dividends.......       (16)   --        --           --           --      --        --      --      --       --      --        --
                    -------   ----      ----        -----       ------   -----   -------  ------   -----    -----   -----   --------
Net income (loss)
 attributable to
 common
 shareholders....   $ 2,459   $146      $ 93        $(258)      $  (19)  $(352)  $   386  $  559   $(463)   $(457)  $(366)  $(3,551)
                    =======   ====      ====        =====       ======   =====   =======  ======   =====    =====   =====   =======

                          Acquisition              Deconsolidation      Pro
                          Adjustments     Total      Adjustments       Forma
                          -----------    --------  ---------------    --------
Revenues................   $    --       $ 53,623     $ (3,115)(w)    $ 50,508
                           --------      --------     --------        --------
Costs of services.......        --         23,561       (1,664)(w)      21,897
Selling, general and
 administrative
 expenses...............        608 (t)    26,023       (4,869)(w)      21,154
Depreciation and
 amortization...........        340 (j)    35,701      (32,605)(w)       3,096
                                272 (i)
                                186 (u)
                                604 (l)
                             15,300 (k)
                                294 (m)
                             10,800 (n)
                              4,500 (o)
                              1,100 (p)
Asset impairment........        --            143          --              143
                           --------      --------     --------        --------
 Total operating
  expenses..............     34,004        85,428      (39,138)         46,290
                           --------      --------     --------        --------
Operating income........    (34,004)      (31,805)      36,023 (w)       4,218
Interest expense........     (2,200)(q)       210          --              210
                              1,679 (s)
                                 81 (u)
Other income, net.......      2,800 (r)       412         (302)(w)         110
                           --------      --------     --------        --------
Income (loss) before net
 loss in unconsolidated
 subsidiary, provision
 (benefit) for income
 taxes and minority
 interest...............    (31,644)      (31,183)      35,721           4,538
Net loss in
 unconsolidated
 subsidiary.............        --            --       (35,721)        (35,721)
Provision (benefit) for
 income taxes...........     (6,163)(v)    (3,984)         --           (3,984)
Minority interest in
 (income) loss of
 consolidated
 subsidiary.............        --            (89)         --              (89)
                           --------      --------     --------        --------
Net income (loss) before
 preferred dividends....    (25,481)      (27,288)         --          (27,288)
Preferred dividends.....        --            (16)         --              (16)
                           --------      --------     --------        --------
Net income (loss)
 attributable to common
 shareholders...........   $(25,481)     $(27,304)    $    --         $(27,304)
                           ========      ========     ========        ========
Pro forma basic and
 diluted net loss per
 common share...........                                              $  (3.04)
                                                                      ========
Pro forma basic and
 diluted weighted
 average common shares
 outstanding............                                                 8,975

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

Notes to Balance Sheet

   The acquisitions adjustments column shows those adjustments necessary to reflect the transactions as if they had occurred on June 30, 1999.

     (a) Reflects the issuance of common stock and stock options of Netzee and the recording of intangible assets associated with Netzee's acquisition of the Internet banking divisions of TIB The Independent BankersBank and The Bankers Bank. The purchase price included 2,722,000 shares of Netzee common stock valued at $11.50 per share, options to purchase 50,000 shares of common stock of Netzee granted to management of TIB The Independent BankersBank and The Bankers Bank, and 76,000 shares of Netzee common stock sold to a third party for $100,000. The options were issued to individuals who were members of management at TIB The Independent BankersBank and The Bankers Bank who would not be employees of Netzee after the acquisition. The options were valued at approximately $575,000. The $774,000 difference between the fair value of the common stock sold to a third party and its purchase price has been included in the total purchase price for the acquisition, which was approximately $32.7 million. The excess of the purchase price over net tangible assets was allocated to the following:

                                                                    Amortization
                                                        Allocation     Period
                                                        ----------- ------------
   Workforce........................................... $   330,000   3 years
   Contracts in progress............................... $   150,000   3 years
   Marketing agreement................................. $ 3,056,000   2 years
   Acquired technology................................. $27,417,000   3 years

     (b) Reflects the issuance of our stock and the stock of Netzee, the payment of cash and the recording of intangible assets associated with the purchase of SBS Corp. and SBS Data. In exchange for all of the shares of SBS Corp., Netzee issued 2,600,000 shares of its common stock, valued at $11.50 per share, and paid cash of approximately $16.6 million to the shareholders of SBS Corp. Netzee also repaid approximately $4.9 million of SBS Corp. debt. The former shareholders of SBS Corp. have the right to put the shares back to Netzee at $11.50 per share if Netzee does not complete an initial public offering by August 6, 2001. To enable Netzee to complete this transaction, we borrowed $21.6 million under our line of credit and loaned those funds to Netzee. Netzee then transferred the non-Internet and telephone banking assets of SBS Corp. to us in exchange for 450,000 shares of Netzee common stock held by us. The purchase price of SBS Data included 192,307 shares of our common stock with a fair market value of $21.38 per share. The excess of the purchase price over the net tangible assets was allocated to the following:

                                                                    Amortization
                                                        Allocation     Period
                                                        ----------- ------------
   Workforce........................................... $   740,000     3 years
   Contracts in progress............................... $ 2,140,000   4-5 years
   Acquired technology................................. $44,402,000     3 years
   Goodwill............................................ $ 8,187,000 10-20 years

     (c) Reflects the issuance of common stock of Netzee, the payment of cash and the recording of intangible assets associated with the acquisition of Dyad. The purchase price of Dyad included 618,137 shares of Netzee common stock valued at $11.50 per share and approximately $900,000 in cash. Netzee also repaid approximately $3.5 million in debt of Dyad. To enable Netzee to complete this transaction, we borrowed $4.4 million under our line of credit and loaned those funds to Netzee. Dyad had warrants outstanding which were exercised prior to the acquisition. Therefore, all historical balances related to the warrants were removed in the pro forma adjustments. The excess of the purchase price over the net tangible assets was allocated to the following:

                                                                    Amortization
                                                        Allocation     Period
                                                        ----------- ------------
   Workforce........................................... $    70,000   3 years
   Acquired technology and goodwill.................... $13,543,000   3 years

     (d) Reflects the payment of cash and the recording of intangible assets associated with the acquisition of Call Me Bill. The purchase price of Call Me Bill was approximately $3.3 million in cash. To enable Netzee to complete this transaction, we borrowed $2.9 million under our line of credit and loaned those funds to Netzee. The excess of the purchase price over the net assets acquired was allocated to goodwill and acquired technology and will be amortized over three years.

     (e) Reflects the recording of deferred compensation of approximately $11.4 million for stock options issued to management in August and September 1999 by Netzee below fair market value.

   The deconsolidation adjustments column shows those adjustments necessary to reflect the transactions as if they had occurred on June 30, 1999.

     (f) Reflects the elimination of the assets and liabilities of Netzee and its acquired entities and the establishment of our investment in unconsolidated subsidiary as our ownership percentage in Netzee was reduced to approximately 49%. We will account for our investment in Netzee under the equity method and will record the operating income and losses of Netzee in a single line item in our statement of operations. Because we are currently funding the operations of Netzee, all of the losses of Netzee will be included in our statement of operations, rather than our relative percentage of those losses. When our funding of the operations of Netzee is complete, we will record only our relative percentage of the net losses of Netzee. As a result of the reduction in our percentage ownership of Netzee, we have recognized gains in accordance with Staff Accounting Bulletin
  No. 51 related to the increases in our percentage of the net equity of Netzee. This gain totaled approximately $33.4 million, or approximately $20.9 million after taxes, and has been recorded as an increase in additional paid-in capital.

     (g) As noted in (e) above, Netzee issued stock options to management in August and September 1999 at below fair market value. The total compensation expense recorded by InterCept and Netzee before our ownership percentage decreased to 49% was approximately $608,000, which is included as a reduction of retained earnings and an addition to additional paid-in capital in the accompanying pro forma balance sheet.

     (h) Reflects the establishment of the note payable to First Union for the borrowings under our line of credit for the acquisitions noted above and the related receivables from Netzee of approximately $28.8 million, and funding of Netzee from inception of approximately $750,000.

Notes to Statements of Operations

   The acquisitions column shows those adjustments necessary to reflect the transactions as if they occurred on January 1, 1998.

     (i) Reflects the additional amortization of intangible assets recognized upon the acquisition of L.E. Vickers & Associates and Data Equipment Services of approximately $113,000 for the six months ended June 30, 1999 and approximately $272,000 for the year ended December 31, 1998. Amortization was calculated on a straight line basis over the estimated useful lives of the intangible assets of 5 to 20 years.

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     (j) Reflects the additional amortization of intangible assets recognized upon the acquisition of Netzee of approximately $57,000 for the six months ended June 30, 1999 and approximately $340,000 for the year ended December 31, 1998. Amortization was calculated on a straight line basis over the estimated useful lives of the intangible assets of five years.

     (k) Reflects the additional amortization of intangible assets recognized upon Netzee's acquisition of the Internet and telephone banking operations of SBS Corp. of approximately $7.6 million for the six months ended June 30, 1999 and approximately $15.3 million for the year ended December 31, 1998. Amortization was calculated on a straight line basis using the estimated lives indicated in (b).

     (l) Reflects the additional amortization of intangible assets recognized upon our acquisition of the non-Internet and telephone banking operations of SBS Corp. of approximately $302,000 for the six months ended June 30, 1999 and approximately $604,000 for the year ended December 31, 1998. The Non-Internet and telephone banking operations of SBS Corp. were valued at approximately $5.2 million, which we paid for by transferring to Netzee 450,000 shares of Netzee common stock valued at $11.50 per share. Amortization expense will be recorded on a straight line basis over the estimated useful lives of the intangible assets of 3 to 10 years.

     (m) Reflects the additional amortization of intangible assets recognized upon our acquisition of SBS Data of approximately $147,000 for the six months ended June 30, 1999 and approximately $294,000 for the year ended December 31, 1998. Amortization expense will be recorded on a straight line basis over the estimated useful lives of the intangible assets of 3 to 20 years.

     (n) Reflects the additional amortization of the intangible assets recognized upon the acquisition by Netzee of TIB The Independent BankersBank and The Bankers Bank of approximately $5.4 million for the six months ended June 30, 1999 and approximately $10.8 million for the year ended December 31, 1998. Amortization was calculated on a straight line basis over the estimated useful lives indicated in (a).

     (o) Reflects the additional amortization of the intangible assets recognized upon the acquisition by Netzee of Dyad of approximately $2.3 million for the six months ended June 30, 1999 and approximately $4.5 million for the year ended December 31, 1998. Amortization was calculated on a straight line basis over the estimated useful lives indicated in (c).

     (p) Reflects the additional amortization of intangible assets recognized upon the acquisition by Netzee of Call Me Bill of approximately $554,000 for the six months ended June 30, 1999 and approximately $1.1 million for the year ended December 31, 1998. Amortization was calculated on a straight line basis over the estimated useful lives indicated in (d).

     (q) Reflects the additional interest expense on the additional amounts borrowed under the line of credit with First Union in connection with the acquisition of SBS Corp., Dyad and Call Me Bill of approximately $1.1 million for the six months ended June 30, 1999 and approximately $2.2 million for the year ended December 3, 1998. These amounts bear interest at approximately 7.5% per year.

     (r) Reflects the additional interest income from the notes receivable from Netzee of approximately $1.4 million for the six months ended June 30, 1999 and approximately $2.8 million for the year ended December 31, 1998. The interest rate on these notes is approximately 10.25% per year.

     (s) Reflects the elimination of the interest expense on the warrants and the debt at Dyad of approximately $906,000 for the six months ended June 30, 1999 and approximately $1.7 million for the year ended December 31, 1998.

     (t) Reflects the recording of approximately $608,000 of compensation expense for options issued to management of Netzee in August 1999 at exercise prices below the fair market value of the common stock of Netzee.

     (u) Reflects the additional amortization of intangible assets recognized upon the acquisition of Item Processing of America and the acquisition of the operations of Advance Data and Nova Financial Corporation's data processing business of approximately $186,000 for the year ended December 31, 1998,

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

  and the removal of interest expense for these transactions of approximately $81,000 for the year ended December 31, 1998.

     (v) Reflects the adjustment to the income tax provision benefit assuming a 38% tax rate for the six months ended June 30, 1999 and the year ended December 31, 1998. The amortization expenses associated with the acquisitions of SBS Corp., SBS Data, and Dyad are non-deductible for tax purposes.

   The deconsolidation column shows the adjustments necessary to reflect the transactions as if they occurred on January 1, 1998.

     (w) Reflects the elimination of the operations of Netzee and its acquired entities and the recording of the losses of Netzee in a single line item as our ownership percentage was reduced to approximately 49%. We will account for our investment in Netzee under the equity method and will record the operating income and losses of Netzee in a single line item in our statement of operations. Because we are currently funding the operations of Netzee, all of the losses of Netzee will be included in our statement of operations, rather than our relative percentage of those losses. When our funding of the operations of Netzee is complete, we will record our percentage of the net losses of Netzee. As a result of the reduction in our percentage of Netzee, we have recognized gains in accordance with Staff Accounting Bulletin No. 51 related to the increases in our percentage of the net equity of Netzee. This gain totaled approximately $33.4 million, or approximately $20.9 million after taxes, and has not been recorded in the statements of operations due to the non-recurring nature of these items.

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